EXHIBIT 4.1

                               STANDARD & POOR'S
                    A DIVISION OF THE McGRAW-HILL COMPANIES
                                  J. J. KENNY
                          55 WATER STREET, 45th FLOOR
                              NEW YORK, N.Y. 10041
                            TELEPHONE (212) 438-4417
                                FAX 212/438-7747

                                                      February 14, 2001

Frank A. Ciccotto, Jr.
Vice President
Tax-Exempt Evaluations

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, New Jersey 08543-9051

The Chase Manhattan Bank
4 New York Plaza, 6th Floor
New York, New York 10004

RE: MUNICIPAL INVESTMENT TRUST FUND,
    MONTHLY PAYMENT SERIES--610, DEFINED ASSET FUNDS

Gentlemen:

    We have examined the post-effective Amendment to the Registration Statement File No. 333-33311 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. as evaluator.

    In addition, we hereby confirm that the ratings indicated in the above-referenced Amendment to the Registration Statement for the respective bonds comprising the trust portfolio are the ratings currently indicated in our KENNYBASE database.

    You are hereby authorized to file copies of this letter with the Securities and Exchange Commission.

                                                      Sincerely,
                                                      FRANK A. CICCOTTO
                                                      Vice President